Exhibit 99.1

Pro Forma Adjusted EBITDA Reconciliation

A reconciliation of net income to Adjusted EBITDA and Pro-Forma Adjusted EBITDA is set forth in the following table:
52 Weeks Ended
Dollars in thousands	Sept. 27, 2011
Net income	$21,520
Adjustments:
Interest expense	26,206
Income tax expense	5,966
Depreciation and amortization	45,995
Net facility impairment charges	1,280
Pre-opening expenses and other	2,146
Adjusted EBITDA	$103,113

Non-recurring items:
Annual discretionary incentive compensation programs recorded entirely in Q4 2010 when earned	1,768
Incentive payroll tax credits	(1,061)
Other	(83)
Total non-recurring items	624

Annualization of recurring savings/income initiated prior to fiscal 2012:
Annualization of new store openings	1,894
Labor savings initiatives	3,011
Dodd Frank debit card fee reduction	1,040
Reduction in contractually obligated cooperative advertising contribution	970
Other	235
Total annualization of recurring savings/income	7,149

Sponsor Fee	1,000

Pro-Forma Adjusted EBITDA	$111,886

Pro Forma Financial Information.

The pro forma financial information in the accompanying table was developed by applying pro forma adjustments to the results of operations of NPC International, Inc. (the "Company") for the 52 weeks ended September 27, 2011. The pro forma financial information is based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The financial information is presented for informational purposes only and does not purport to represent what the Company's results of operations would have been had all of the adjustments actually occurred on the date indicated and does not purport to project the Company's results of operations or financial condition for any future period or as of any future date. The pro forma financial information should be read in conjunction with the financial statements and related discussion and analysis in the Company's filings with the Securities and Exchange Commission.

Non-GAAP measure.

Pro Forma Adjusted EBITDA ("Pro Forma EBITDA") is a supplemental measure of the performance of the Company that is not required by or presented in accordance with generally accepted accounting principles. The Company is utilizing Pro Forma EBITDA as a supplemental disclosure in connection with its financing activities because the Company believes that Pro Forma EBITDA provides a helpful measure of the Company's recent performance taking into account the actual and potential effects of certain recurring and non-recurring factors. Pro Forma EBITDA is not a measure of financial performance under generally accepted accounting principles. Pro Forma EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under generally accepted accounting principles. Pro Forma EBITDA as defined above may not be similar to EBITDA measures of other companies.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.

Certain statements contained in this exhibit that do not relate to historical or current facts constitute forward-looking statements, including certain adjustments reflected in Pro Forma EBITDA that constitute projections.  Any such statements and projections reflect various estimates and assumptions by the Company concerning anticipated results.  No representations or warranties are made by the Company or any of its affiliates as to the accuracy of any such statements or projections or that the projections will be achieved.  Whether or not any such forward-looking statements or projections are in fact achieved will depend upon future events, some of which are not within the control of the Company.  Accordingly, actual results may vary from the projected results and such variations may be material.  Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company's periodic and current reports (Forms 10-K, 10-Q and 8-K) filed with, or furnished to, the Securities and Exchange Commission from time to time.  All such factors should be considered in evaluating any forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements or projections in this exhibit to reflect new information, future events or otherwise.